Exhibit 1

                                      TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, General Electric Capital Services Note-Backed Series 2002-5
*CUSIP:  21988G478     Class     A-1
         21988GBQ8     Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 21, 2005.

INTEREST ACCOUNT
----------------

Balance as of     February 21, 2005.....                                   $0.00
         Scheduled Income received on securities.....              $4,372,312.50
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$3,964,230.00
         Distribution to Class A-2 Holders.....                     -$408,082.50
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of     August 21, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     February 21, 2005.....                                  $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of     August 21, 2005.....                                     $0.00


               UNDERLYING SECURITIES HELD AS OF August 21, 2005


          Principal
            Amount                           Title of Security
       ----------------    -------------------------------------------------
        $116,595,000       General Electric Capital Services, Inc. 7.50%
                           Guaranteed Subordinated Notes due August 21, 2035
                           *CUSIP:        36959CAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.